EXHIBIT 16.1


                                 GRANT THORNTON
                     Accountants and Management Consultants



March 24, 2003



Office of the Chief Accountant
Securities and Exchange Commission
450 Fifth Street, NW
Washington, DC 20549


Dear Sir/Madam:

We have read Item 4 included in the Form 8-K dated January 31, 2003 of SunGlobe Fiber Systems Corp. filed with the Securities and Exchange Commission and are in agreement with the statements contained therein.

Very truly yours,

/s/ Grant Thornton LLP

GRusk
Partner


GR:ms

pc:  Mr. Barry H. Pasternak
     President and CEO
     SunGlobe Fiber Systems Corp.






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